UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 19, 2014 (December 17, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the terms of the Kimball International, Inc. (the “Company”) Amended and Restated 2003 Stock Option and Incentive Plan (the “Plan”), participants may be granted a variety of different types of stock incentive awards, one of which is Restricted Share Unit (“RSU”) awards. On December 17, 2014, the Company entered into RSU Award Agreements with Robert F. Schneider, Chief Executive Officer of the Company, Donald W. Van Winkle, President and Chief Operating Officer of the Company, and Michelle R. Schroeder, Chief Financial Officer of the Company. The RSU awards are a key component of their total annual compensation package and were awarded in conjunction with their promotions following the completion of the spin-off of Kimball Electronics, Inc. from the Company on October 31, 2014. The awards are structured as a retention tool with vesting occurring at the end of each of the Company’s next three fiscal years ending June 30, 2015, June 30, 2016, and June 30, 2017.  With the promotions occurring mid-fiscal year, the first year tranche has been pro-rated.

		Shares Vesting On
	Total RSUs Awarded	June 30, 2015	June 30, 2016	June 30, 2017
Robert F. Schneider	60,675	15,169	22,753	22,753
Donald W. Van Winkle	29,848	7,462	11,193	11,193
Michelle R. Schroeder	7,584	1,896	2,844	2,844
The RSU awards are subject to the terms and conditions of the Plan and the RSU Award Agreement. The Form of Restricted Share Unit Award Agreement, as approved by the Compensation and Governance Committee of the Company's Board of Directors, is filed with this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference. The Plan was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on October 21, 2013.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Form of Restricted Share Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: December 19, 2014

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Restricted Share Unit Award Agreement